Granite Point Mortgage Trust Inc. Reports
First Quarter 2026 Financial Results
and Post Quarter-End Update

NEW YORK, May 5, 2026 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended March 31, 2026, and provided an update on its activities subsequent to quarter-end. An earnings supplemental containing first quarter 2026 financial results can be viewed at www.gpmtreit.com.

"We have continued our progress in legacy loan repayments and resolutions," said Jack Taylor, President and Chief Executive Officer of GPMT, “as demonstrated by recent repayments of two large legacy loans, the sale of a junior hotel note above par, the sale of a subordinate interest in debt secured by an office property, and the final resolution of the Chicago retail loan at an amount above our carrying value, which meaningfully decreased our quarter end CECL reserve by over 150 basis points to 7.9% shortly after quarter end. We also improved our net interest spread by further reducing our higher cost debt by bringing our repo financing spread down by 61 basis points since the end of last year. As we continue to resolve legacy loans and remain focused on optimizing our balance sheet, we are positioning the company for future growth."

First Quarter 2026 Activity
•Recognized GAAP net (loss) attributable to common stockholders of $(6.0) million, or $(0.13) per basic weighted average common share.
•Distributable Earnings (Loss)(1) of $(3.0) million, or $(0.06) per basic weighted average common share.
•Distributable Earnings (Loss) Before Realized Gains and Losses(1) of $(3.3) million, or $(0.07) per basic weighted average common share.
•Book value per common share was $7.05, inclusive of $(3.10) per common share of total CECL reserve.
•Declared common stock dividend of $0.05 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Net loan portfolio activity of $(175.1) million in unpaid principal balance.
◦$(189.4) million in loan repayments, sales and amortization, including repayments of a $(107.3) million loan secured by a multifamily property located in Illinois, a $(67.0) million loan secured by a retail property in California, and a sale of a $(12.9) million loan secured by a hotel property located in Kailua-Kona, HI.
◦$14.3 million in fundings(2).
•Carried at quarter-end a 98% floating rate loan portfolio with $1.6 billion in total loan commitments comprised of 100% senior loans, with a portfolio weighted average stabilized LTV at origination(3) of 66.0% and a realized loan portfolio yield(4) of 6.5%.
•Total CECL reserve of $148.5 million, or 9.4% of total loan portfolio commitments.
•Weighted average loan portfolio risk-rating was 3.2.
•Held two REO(5) properties with an aggregate carrying value of $98.2 million(6).
•Repurchased 0.2 million shares of its common stock at an average price of $1.74 per share, for a total of approximately $0.3 million.
•Ended the quarter with $43.6 million in unrestricted cash and Total Leverage Ratio(7) of 1.7x.

Post Quarter-End Update
•So far in Q2’26, funded about $2.1 million on existing loan commitments.
•In April, the Company resolved a $76.0 million loan secured by a Chicago, IL, retail property, which previously included an office component. The loan had been risk-rated “5” and was on nonaccrual status. As a result of this transaction and the prior resolution on the office component, the Company expects to realize a write-off of approximately $(30.2) million, which had been reserved for through a prior $(31.3) million allowance for credit losses as of December 31, 2025, and recognized a GAAP benefit from credit losses of approximately $1.1 million during the first quarter of 2026.
◦As a result of this resolution, the CECL reserve as a percentage of total loan commitments decreased from 9.4% at March 31st to approximately 7.9%.
•In April, the Company sold a subordinate interest in debt secured by a Dallas, TX, office property.
•In April, extended the maturity of the Citibank financing facility to April 2027.
•As of May 4, 2026, carried approximately $55.6 million in unrestricted cash.

(1)Please see page 6 for Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses definitions and a reconciliation of GAAP to non-GAAP financial information.
(2)Includes $12.5 million fundings on existing loans, aggregate fundings and transfers in from other assets of $1.4 million of other investments.
(3)The fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.
(4)Provided for illustrative purposes only. Calculations of realized loan portfolio yield are based on a number of assumptions (some or all of which may not occur) and are expressed as monthly equivalent yields that include net origination fees and exit fees and exclude future fundings and any potential or completed loan amendments or modifications. Portfolio yield includes nonaccrual loans.
(5)REO represents "Real Estate Owned".
(6)Includes $5.0 million in other assets and liabilities related to leases.
(7)Borrowings outstanding on repurchase facilities, secured credit facility, mortgage loan payable and CLOs, less cash, divided by total stockholders’ equity.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on May 6, 2026, at 11:00 a.m. ET to discuss first quarter 2026 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor section under the News & Events link. For those unable to attend, a telephone playback will be available beginning May 6, 2026, at 1:00 p.m. ET through May 19, 2026, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13759711. The call will also be archived on the Company’s website in the Investor section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2025, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings (Loss), Distributable Earnings (Loss) Before Realized Gains and Losses, Distributable Earnings (Loss) per basic common share and Distributable Earnings (Loss) Before Realized Gains and Losses per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 1114 Avenue of the Americas, Suite 3020, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta, Head of Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2026	December 31, 2025
ASSETS	(unaudited)
Loans held-for-investment	$1,510,097	$1,683,644
Allowance for credit losses	(147,298)	(145,912)
Loans held-for-investment, net	1,362,799	1,537,732
Cash and cash equivalents	43,555	65,958
Restricted cash	599	14,108
Real estate owned, net	93,239	92,039
Accrued interest receivable	6,978	7,594
Other assets	35,307	37,793
Total Assets	$1,542,477	$1,755,224
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$347,491	$439,173
Securitized debt obligations	535,716	643,528
Secured credit facility	71,774	71,774
Mortgage loan payable	17,570	17,546
Dividends payable	6,160	6,164
Other liabilities	19,898	24,227
Total Liabilities	998,609	1,202,412
Stockholders’ Equity
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common Stock, par value $0.01 per share; 450,000,000 shares authorized, and 47,919,625 shares and 47,563,643 issued and outstanding, respectively	479	476
Additional paid-in capital	1,194,968	1,195,279
Cumulative earnings	(183,134)	(180,708)
Cumulative distributions to stockholders	(468,652)	(462,442)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	543,743	552,687
Non-controlling interests	125	125
Total Equity	543,868	552,812
Total Liabilities and Stockholders’ Equity	$1,542,477	$1,755,224

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data) (unaudited)

	Three Months Ended
	March 31,
	2026	2025
Interest Income:
Loans held-for-investment	$25,621	$34,327
Cash and cash equivalents	422	817
Total interest income	26,043	35,144
Interest expense:
Repurchase facilities	6,797	11,885
Securitized debt obligations	9,112	12,680
Secured credit facility	1,789	2,539
Mortgage loan payable	327	—
Total interest expense	18,025	27,104
Net interest income	8,018	8,040
Other income (loss):
Revenue from real estate owned operations	3,220	3,094
Benefit from (provision for) credit losses	216	(3,770)
Realized loss on loan sales	(18)	—
Total other (loss)	3,418	(676)
Expenses:
Compensation and benefits	4,445	5,771
Servicing expenses	743	1,031
Expenses from real estate owned operations	5,760	4,504
Other operating expenses	2,915	3,003
Total expenses	13,863	14,309
(Loss) income before income taxes	(2,427)	(6,945)
(Benefit from) provision for income taxes	(1)	70
Net (loss) income	(2,426)	(7,015)
Dividends on preferred stock	3,601	3,600
Net (loss) income attributable to common stockholders	$(6,027)	$(10,615)
Basic (loss) earnings per weighted average common share	$(0.13)	$(0.22)
Diluted (loss) earnings per weighted average common share	$(0.13)	$(0.22)
Dividends declared per common share	$0.05	$0.05
Weighted average number of shares of common stock outstanding:
Basic	47,673,711	48,668,667
Diluted	47,673,711	48,668,667

Net (loss) income attributable to common stockholders	$(6,027)	$(10,615)
Comprehensive (loss) income	$(6,027)	$(10,615)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data) (unaudited)

Three Months Ended
March 31,
2026
Reconciliation of GAAP net (loss) income to Distributable Earnings (Loss)(1):
GAAP net (loss) income attributable to common stockholders	$(6,027)
Adjustments:
(Benefit from) provision for credit losses	(216)
Depreciation and amortization expense on real estate owned	2,006
Realized loss (gain) on loan sale	18
Non-cash equity compensation	910
Distributable Earnings (Loss) Before Realized Gains and Losses	$(3,309)
Realized (loss) gain on loan sale	(18)
Recoveries of previous write-offs	300
Distributable Earnings (Loss)	$(3,027)
Distributable Earnings (Loss) Before Realized Gains and Losses per basic weighted average common share	$(0.07)
Distributable Earnings (Loss) Before Realized Gains and Losses per diluted weighted average common share	$(0.07)
Distributable Earnings (Loss) per basic weighted average common share	$(0.06)
Distributable Earnings (Loss) per diluted weighted average common share	$(0.06)
Basic weighted average common shares	47,673,711
Diluted weighted average common shares	47,673,711
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2025, and for all subsequent reporting periods ending on or after December 31, 2025, we have elected to present Distributable Earnings (Loss), a non-GAAP measure, as a supplemental method of evaluating our operating performance. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income to stockholders, subject to certain distribution requirements. Distributable Earnings (Loss) is intended to over time serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings (Loss) is considered a key indicator of our ability to generate sufficient income to pay dividends on our common stock, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings (Loss) on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall operating performance of our business.
For reporting purposes, we define Distributable Earnings (Loss) as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income (loss) for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income (loss) for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings (Loss) may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings (Loss) only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.
While Distributable Earnings (Loss) excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings (Loss) if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings (Loss) will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the quarter ended March 31, 2026, we recorded a benefit from credit losses of $0.2 million, which has been excluded from Distributable Earnings (Loss), consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above. During the quarter ended March 31, 2026, we recorded $2.0 million, in depreciation and amortization on REO and related intangibles, which has been excluded from Distributable Earnings (Loss) consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above.
Distributable Earnings (Loss) does not represent Net (loss) income attributable to common stockholders or cash flow from operating activities and should not be considered as an alternative to GAAP Net (loss) income attributable to common stockholders, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings (Loss) may not be comparable to the Distributable Earnings (loss) reported by other companies.
We believe it is useful to our stockholders to present Distributable Earnings (Loss) Before Realized Gains and Losses, a non-GAAP measure, to reflect our run-rate operating results as (i) our operating results are mainly comprised of net interest income earned on our loan investments net of our operating expenses, which comprise our ongoing operations, (ii) it helps our stockholders in assessing the overall run-rate operating performance of our business, and (iii) it has been a useful reference related to our common dividend as it is one of the factors we and our Board of Directors consider when declaring the dividend. We believe that our stockholders use Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers.